Exhibit 5.6

May 9, 2008

OSI Restaurant Partners, LLC

2202 N. West Shore Blvd., 5th Floor

Tampa, Florida 33607

OSI Co-Issuer, Inc.

2202 N. West Shore Blvd., 5th Floor

Tampa, Florida 33607

Re:	$550,000,000 aggregate principal amount of 10% Senior Notes due 2015 of OSI Restaurant Partners, LLC and OSI Co-Issuer, Inc. issued in exchange for $550,000,000 aggregate principal amount of 10% Senior Notes due 2015 of OSI Restaurant Partners, LLC and OSI Co-Issuer, Inc.

Ladies and Gentlemen:

We have acted as special counsel in the State of Maryland (the “State”) to the parties described in Schedule 1 attached hereto (the “Maryland Guarantors”) in connection with the guarantees by the Maryland Guarantors (the “Exchange Guarantees”) of $550,000,000 aggregate principal amount of 10% Senior Notes due 2015 (the “Exchange Notes”) to be issued by OSI Restaurant Partners, LLC, a Delaware limited liability company, and OSI Co-Issuer, Inc., a Delaware corporation (collectively the “Co-Issuers”), which Exchange Notes are to be registered under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for a like principal amount of the Co-Issuers’ outstanding 10% Senior Notes due 2015 (the “Outstanding Notes”), which have not been, and will not be, so registered.

The Outstanding Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture (the “Indenture”), dated as of June 14, 2007, between the Co-Issuers, the Guarantors named therein (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented. The terms of the Exchange Guarantees are contained in the Indenture. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture. The Exchange Notes and the Exchange Guaranties will be registered under the Securities Act pursuant to the registration statement on Form S-4 filed by the Co-Issuers and the Guarantors with the Securities and Exchange Commission (the “Registration Statement”).

This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In arriving at the opinion expressed below:

(a) We have examined and relied on the facsimile copy of the Indenture submitted to us by your counsel.

OSI Restaurant Partners, LLC

OSI Co-Issuer, Inc.

May 9, 2008

(b) We have (i) examined a copy of a Secretary’s Certificate dated May 9, 2008 and/or an Omnibus Secretary’s Certificate dated May 9, 2008 (confirming the information set forth in Secretary’s Certificates dated June 14, 2007) for each Maryland Guarantor and the attachments thereto (collectively, the “Secretary’s Certificates”), including (A) in the case of the Maryland Guarantor that is a Maryland limited liability company, a copy of the Articles of Organization and operating agreement and any amendments thereto and an action by written consent of the members of such Maryland Guarantor, and (B) in the case of each Maryland Guarantor that is a Maryland corporation, a copy of each corporation’s Articles of Incorporation and by-laws and any amendments thereto and actions by unanimous written consent of the sole director of each such Maryland Guarantor; and (ii) relied upon the truth of the certifications set forth in each such Secretary’s Certificate. We have assumed that the resolutions adopted by the written consents attached to such Secretary’s Certificates have not been in any way amended, modified, revoked or rescinded since their adoption and remain in full force and effect as of the date hereof.

(c) We have assumed that there are no binding agreements among the shareholders of each Maryland Guarantor that is a corporation (including but not limited to a “unanimous stockholders’ agreement”, as defined in Section 4-101(c) of the Corporations and Associations Article of the Annotated Code of Maryland).

(d) We have assumed in the case of each corporation, limited liability company, partnership or other organization that is identified as a member or manager in the operating agreement described in “(b)” above of the Maryland Guarantor that is a limited liability company, or that is the sole shareholder of any Maryland Guarantor that is a corporation, that (i) such member, manager or shareholder is validly existing, in good standing in the state or other jurisdiction where it is organized, and is qualified or otherwise authorized to conduct business in any state or jurisdiction where such qualification or authorization is required, (ii) that each such member, manager or shareholder has the corporate or other organizational power and authority to take such actions as may be required to authorize the limited liability company of which it is a member or manager or the corporation of which it is the sole shareholder, as applicable, to execute the applicable Exchange Guarantee and deliver the applicable Exchange Guarantee and to authorize any actions necessary to cause such member, manager or shareholder, and the limited liability company or corporation of which it is a member, manager or shareholder, as applicable, to timely and fully perform each of such limited liability company’s or corporation’s duties and commitments under the applicable Exchange Guarantee, (iii) that all such actions have actually been taken and fully effectuated by such member, manager or shareholder, and (iv) without limiting the foregoing, that the affirmative vote or other consent to the execution and delivery of the applicable Exchange Guarantee by Maryland Guarantors has been obtained from each member, manager and shareholder whose affirmative vote or consent is required for such action.

OSI Restaurant Partners, LLC

OSI Co-Issuer, Inc.

May 9, 2008

(e) We have assumed that the Indenture has been executed and delivered by the parties thereto in the same form as the facsimile copy on which we are relying.

(f) We have assumed the genuineness of all signatures, the authenticity of the documents, certificates (and each exhibit attached thereto) and all other writings submitted to us as originals, the conformity to original writings of all copies submitted to us as certified or photostatic copies, the delivery of fully executed originals of the Indenture by each party thereto to the other party(ies), the legal capacity of all natural persons executing the documents, certificates and other writings (or copies thereof) submitted to us, and the accuracy of the Secretary’s Certificates, without any further investigation.

Based upon and subject to the foregoing, and subject to the additional assumptions, qualifications and limitations set forth herein, we are of the opinion that the Exchange Guarantees have been duly authorized by all necessary corporate or limited liability company actions, as applicable, on the part of each of the Maryland Guarantors.

The opinion set forth in this letter is subject to the following assumptions, qualifications and limitations:

1. This opinion letter is rendered as of the effective date set forth above, and we express no opinion regarding, nor do we undertake to advise you of, any change in laws, circumstances or events which may occur after that date.

2. This opinion letter is limited to the matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly so stated.

3. We are admitted to practice in the State of Maryland and the opinions set forth in this letter are limited to the laws of the State of Maryland that are generally applicable to corporations and limited liability companies. We express no opinion as to the securities laws of the State of Maryland. While certain members of this firm are admitted to practice in other jurisdictions, for purposes of this opinion letter we have not examined any laws other than the aforesaid laws of the State of Maryland, nor have we consulted with members of this firm who are admitted in other jurisdictions with respect to the laws of such jurisdictions; accordingly, the foregoing opinions apply only with respect to said laws examined by us and we express no opinion with respect to the laws of any other jurisdiction. The provisions of this opinion letter, however, do not limit or expand or otherwise affect any separate loan opinion letters delivered by other offices of our law firm in connection with the Exchange Notes.

The foregoing opinions may be relied on by you, and may not be relied upon, in whole or in part, by any other person or entity for any purpose without our prior written consent. The opinions provided herein are provided as legal opinions only and not as a guarantee or warranty of the matters discussed herein.

OSI Restaurant Partners, LLC

OSI Co-Issuer, Inc.

May 9, 2008

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Exchange Notes and the Exchange Guarantees. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP

SCHEDULE 1

List of Maryland Guarantors

Corporations

Outback of Waldorf, Inc. (a Close Corporation)

Frederick Outback, Inc.

Outback of Aspen Hill, Inc. (a Close Corporation)

Outback of Germantown, Inc. (a Close Corporation)

Limited Liability Company

Carrabba’s of Bowie, LLC